POWER OF ATTORNEY
             For Section 16(a) Securities and Exchange Act of 1934 Filings


   Know all by these presents that the undersigned hereby constitutes and appoints Matthew G. Colvin, the undersigned's true and lawful attorney-in-fact to:

    1) Do and perform all acts for and on behalf the undersigned which may be necessary or desirable to apply for and obtain and maintain EDGAR Access Codes to be used on behalf of the undersigned for Electronic Filing of all Section 16(a) Securities and Exchange Act of 1934 filings.
    2) Execute for and on behalf of the undersigned, in the undersigned's capacity as an officer of Kratos Defense & Security Solutions, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
    3) Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any other authority; and
    4) Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, or in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

   The undersigned hereby grants to each such attorney-in-fact, full power and authority to do and perform all and every act and thing whatsoever requisite,necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney's-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.


   This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney's-in-fact.


   IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of July 2008.




				/s/ Clifton L. Cooke, Jr.

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California Jurat with Affiant Statement
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X  See Attached Document (Notary to cross out lines 1-6 below)
___See Statement Below (Lines 1-5 to be completed only by document sinder[s], not Notary)






Subscribed and affirmed before me on this 3rd day of July, 2008 by
(1) Clifton L. Cooke, Jr, proved to me on the basis of satisfactory evidence to be the person who appeared before me.

State of California		)
				) ss.
County of San Diego		)

                                                  /s/ Diane Roberts
Notary Public Seal			          Signature of Notary Public
Graphic of Notary Public Seal
Diane Roberts
Commission #1675180
Notary Public - California
San Diego County
Commission Expires Jun. 15, 2010